Legal Proceedings

         Beginning in May 1999, the Company was the subject of media coverage concerning complaints made by some customers of the Company's banking subsidiaries regarding certain sales and collections practices. Following the initial media coverage, the San Francisco District Attorney's Office began an investigation into the Company's sales and collections practices, including the marketing of certain fee-based products and the posting of customer payments. In November 1999 the Company received an inquiry from the Connecticut Attorney General's Office seeking information in connection with a civil investigation into the Company's credit card issuance and billing practices. The remedies available to the San Francisco District Attorney's Office and the Connecticut Attorney General's Office include, but are not limited to, damages, penalties, fines and/or injunctive relief. The Company continues to cooperate and have discussions with the San Francisco District Attorney's Office but there can be no certainty as to the outcome of those discussions. The Company also has met with and intends to cooperate with the Connecticut Attorney General's Office.

         Since May 1999, a number of lawsuits have been filed against the Company and, in some cases, against certain of the Company's subsidiaries by current and former customers of the Company's banking subsidiaries. A consolidated putative class action lawsuit (In re Providian Credit Card Litigation) (the "Consolidated Action") was filed in August 1999 in California state court in San Francisco against the Company, Providian National Bank and certain other subsidiaries, and seeks unspecified damages, including actual and punitive damages, attorney's fees and injunctive relief. The complaint alleges unfair and deceptive business practices, including failure to credit payments in a timely fashion that resulted in the imposition of fees, adding products and charging fees without customer authorization, changing rates and terms without proper notice or authorization, and misleading or deceptive sales practices. A few similar actions filed in other California counties have been transferred to San Francisco County and coordinated with the Consolidated Action.

         As of February 1, 2000, six similar putative class actions were pending in state courts and eight were pending in federal courts. Three state cases were recently filed in San Francisco Superior Court, and will likely be coordinated with the Consolidated Action. Another state case was filed in San Mateo County, California; this case was not coordinated with the Consolidated Action, and will proceed separately. In addition, one putative class action was filed in Cook County, Illinois. The Company's motions to dismiss this action have been granted twice, although the plaintiff has been given leave to amend both times. The Company's third motion to dismiss is pending. Another action was filed in Bullock County, Alabama. The remaining putative class actions were filed in various federal courts, and have been transferred by the Federal Judicial Panel on Multidistrict Litigation to the Eastern District of Pennsylvania (the "Multidistrict Action"). A consolidated complaint in the Multidistrict Action is due to be filed by February 4, 2000.

         These other state and federal actions contain substantially the same allegations as those alleged in the Consolidated Action; certain of the actions also allege one or more of the following: that the account agreement with customers contained unconscionable or improper terms and fees, that statements sent to customers failed to include Credit Protection and other add-on fees in the calculation of the annual percentage rate disclosed in these statements, refusal to honor cancellation requests, improper obtaining of credit reports, breached promises to raise credit limits, breached promises of high credit limits, and unlawful tying of Credit Protection to credit card and other products.

          A putative class action (In re Providian Securities Litigation), which is a consolidation of complaints filed in the United States District Court for the Eastern District of New York in June 1999, alleges, in general, that the Company and certain of its officers made false and misleading statements concerning the Company's future prospects and financial results in violation of the federal securities laws. The putative class, which is alleged to have acquired the Company's stock between January 15, 1999 and May 26, 1999, seeks damages in an unspecified amount, in addition to pre-judgment and post-judgment interest, costs and attorneys fees. As of February 1, 2000, the consolidated complaint had not been filed. A petition has been filed to transfer and consolidate this action with the Multidistrict Action pending in the Eastern District of Pennsylvania. The Federal Judicial Panel on Multidistrict Litigation held a hearing on this petition on January 28, 2000 and has taken the matter under submission.

         The lawsuits described above are at a very early stage. No specific measure of damages has been demanded and, in most cases, a response is not yet due. An informed assessment of the ultimate outcome or potential liability associated with these matters is not feasible at this time. Due to the uncertainties of litigation, there can be no assurance that the Company will prevail on all the claims made against it. However, management believes that the Company has substantive defenses and intends to defend the actions vigorously.

         In addition, the Company is commonly subject to various other pending and threatened legal actions arising from the conduct of its normal business activities. In the opinion of the Company, any liability that is likely to arise with respect to these additional actions will not have a material adverse effect on the consolidated financial condition or results of operations of the Company.